Exhibit 99.1

First Financial Launches At-The-Market Equity Offering Program

Cincinnati, Ohio - March 3, 2017 - First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced the initiation of an up to $100 million “at-the-market” equity offering program through the filing of a prospectus supplement to its existing shelf registration statement on Form S-3, which was filed on July 31, 2014. A distribution agreement was executed today for the $100 million “at- the-market” equity offering program.

First Financial intends to use potential net proceeds from the sale of its common shares through this program for general corporate purposes, including capital to support growth.

Under the distribution agreement, First Financial may, from time to time and at its discretion, offer and sell its common shares having an aggregate value of up to $100 million through Raymond James & Associates, Inc. as sales agent. Sales of common shares, if any, will be made in negotiated transactions or transactions deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market for its common shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, at negotiated rates, or as otherwise agreed to by First Financial and Raymond James.

First Financial has filed with the U.S. Securities and Exchange Commission (“SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (Registration No. 333-197771) for the offering of common shares described in this news release. Before you invest, you should read the prospectus, the prospectus supplement relating to the “at-the-market” equity offering program and other documents First Financial has filed with the SEC (many of which are incorporated by reference into the prospectus) for more complete information about First Financial and the at-the-market equity offering program. Copies of the prospectus and the prospectus supplement relating to the offering may be obtained from the U.S. Securities and Exchange Commission's website at http://www.sec.gov. The prospectus and the prospectus supplement may also be obtained by contacting Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, (800)-248-8863. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About First Financial Bancorp.

First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of December 31, 2016, the Company had $8.4 billion in assets, $5.8 billion in loans, $6.5 billion in deposits and $865.2 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its four lines of business: Commercial and Private Banking, Retail Banking, Investment Commercial Real Estate and Commercial Finance. These business units provide traditional banking services to business and retail clients. Commercial and Private Banking includes First Financial Wealth Management, which provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of December 31, 2016. The Company’s primary operating markets are located in Ohio, Indiana and Kentucky where it operates 102 banking centers, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of First Financial and can be identified by the use of words such as "may," "will," "should," "would," "assume," "outlook," "seek," "plan," "believe," "expect," "anticipate," "intend," "estimate," "forecast" and other comparable terms. These forward-looking statements represent First Financial's expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties that include, among others, risks associated with the offering, the risk factors set forth in First Financial's most recent Annual Report on Form 10-K and in other reports filed with the SEC, and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, First Financial does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Contact Information

Investors/Analysts

John Gavigan

Chief Financial Officer

(513) 887-5400

InvestorRelations@bankatfirst.com